                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                              ViewCast.com., Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                               [VIEWCAST.COM LOGO]


ViewCast.com, Inc.
2665 Villa Creek Drive
Suite 200
Dallas, TX  75234

June 30, 2000

Dear Shareholder:

     You are cordially invited to attend ViewCast.com, Inc.'s ("ViewCast") Annual Meeting of Shareholders to be held on Friday, August 4, 2000, at 1:30 p.m. local time at our offices located at 2665 Villa Creek Drive, Suite 200, Dallas, TX 75234.

     We will report on the affairs of ViewCast and a discussion period will be provided for questions and comments of general interest to shareholders. Information about the meeting and the various matters on which the shareholders will act is included in the Notice of Meeting and Proxy Statement that follow. Also included is a Proxy/Voting Instruction Card and postage-paid return envelope.

    Whether or not you are able to attend, it is important that your shares be represented and voted at this meeting. Accordingly, please complete, sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience. Your prompt response would be greatly appreciated.

                                          Sincerely,



                                          George C. Platt
                                          Chief Executive Officer and President



================================================================================
                             YOUR VOTE IS IMPORTANT!

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED TO ENSURE THAT YOUR VOTE WILL BE COUNTED. YOU MAY VOTE IN PERSON, IF YOU SO DESIRE, EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKERAGE FIRM OR OTHER NOMINEE, PLEASE CONTACT THE PARTY RESPONSIBLE FOR YOUR ACCOUNT AND DIRECT HIM OR HER TO VOTE YOUR SHARES ON THE ENCLOSED CARD.

================================================================================

                               VIEWCAST.COM, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 4, 2000



TO THE SHAREHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ViewCast.com, Inc. (formerly MultiMedia Access Corporation), a Delaware corporation, is scheduled to be held on August 4, 2000 at 1:30 p.m., local time, at our offices located at 2665 Villa Creek Drive, Suite 200, Dallas, TX 75234 for the following purposes:

      1. To elect four directors to serve for the terms of office specified in the accompanying proxy statement and until their successors are duly elected and qualified;

      2. To approve an increase in the number of shares of Common Stock available for purchase under ViewCast's 1995 Employee Stock Purchase Plan from 250,000 to 500,000;

      3. To approve an increase in the number of shares of Common Stock as to which options may be granted under ViewCast's 1995 Employee Stock Option Plan from 4,900,000 to 5,900,000;

      4. To ratify the appointment of Ernst & Young LLP as independent auditors for ViewCast for fiscal year 2000; and

      5. To transact such other business as may properly come before the meeting and any adjournment thereof.

    Only shareholders of record at the close of business on June 16, 2000 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, you are urged to complete, sign and date the enclosed form of proxy and return it promptly in the envelope provided. Shareholders attending the meeting may revoke their proxy and vote in person.

                                                     FOR THE BOARD OF DIRECTORS



                                                     Frederick B. Cowen
                                                     Secretary

                               VIEWCAST.COM, INC.

                                 PROXY STATEMENT

                               GENERAL INFORMATION



PROXY SOLICITATION

    This Proxy Statement is furnished to the holders of common stock, $.0001 par value (the "Common Stock"), of ViewCast.com, Inc., a Delaware corporation ("ViewCast" or the "Company") in connection with the solicitation by the Board of Directors of ViewCast of proxies for use at the Annual Meeting of Shareholders to be held on Friday, August 4, 2000, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Shareholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors is not currently aware of any other matters that will come before the Annual Meeting.

    The Board of Directors of ViewCast is soliciting proxies for use at the Annual Meeting. These proxy solicitation materials are first being mailed on or about June 30, 2000 to all shareholders entitled to vote at the Annual Meeting. Proxies will be solicited chiefly by mail. ViewCast will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of ViewCast may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. ViewCast expects to expend approximately $2,000.00 soliciting proxies for the Annual Meeting. All expenses incurred in connection with this solicitation will be borne by ViewCast.

REVOCABILITY AND VOTING OF PROXY

    A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Shareholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of ViewCast a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Shares of ViewCast's Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby in favor of the matters as set forth in the accompanying Notice of Annual Meeting of Shareholders and in accordance with their best judgment on any other matters that may properly come before the Annual Meeting.

RECORD DATE AND VOTING RIGHTS

    Only shareholders of record at the close of business on June 16, 2000 are entitled to notice of and to vote at the Annual Meeting. As of the record date, 15,614,019 shares of Common Stock were issued and outstanding. Each share of Common Stock is entitled to one vote on all matters that may properly come before the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy, will constitute a quorum at the Annual Meeting. Abstention and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner.

    Directors will be elected by a plurality of the votes cast at the Annual Meeting. Accordingly, abstentions or non-votes will not affect the election of candidates receiving the plurality of votes.

    All other matters to come before the Annual Meeting require the approval of the holders of a majority of the votes cast at the Annual Meeting. For this purpose, abstentions and non-voters will be deemed shares not voted on such matters, will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for the approval of such matters.

    Inspectors of Election appointed by ViewCast will tabulate votes at the Annual Meeting.


                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

    Four directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next Annual Meeting and until their successors are elected and qualified. Messrs. Ardinger, Autem, Platt and Dean currently serve as directors of ViewCast. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

    The names of the nominees for Director and certain other information about them are set forth below:


      NOMINEE                    AGE         DIRECTOR SINCE           OFFICE HELD WITH COMPANY
      -------                    ---         --------------           ------------------------

H. T. Ardinger                    74               1999           Chairman of the Board

Joseph  Autem                     42               1999           Director

David A. Dean                     52               1999           Director

George C. Platt                   59               1999           Director, President and Chief Executive
                                                                  Officer

    H.T. ARDINGER has served as a Director and Chairman of the Board since April 1999. Mr. Ardinger co-founded H.T. Ardinger & Son Co., a specialty import wholesaler, where he has served as Chairman of the Board and Chief Executive Officer since 1964. Mr. Ardinger served as a Director and Executive Committee Member of Home Interiors & Gifts, Dallas, Texas, from 1958 through 1998 and was a founding Limited Partner of the Dallas Maverick's National Basketball Association Franchise in 1980. Mr. Ardinger received a B.B.A. degree in Business Administration from Southern Methodist University.

    JOSEPH AUTEM has served as a Director since January 1999 and currently serves as a Director of coreIntellect.com and Newbridge Information Services. He was previously a Director of Broadcast.com, Inc. beginning in September 1996 through August 1999. Mr. Autem has served in various consulting capacities to the Company from July 1998 to the present. He is currently a general partner of Autem, L.L.C., an investment company formed in May 1999, and a general partner of Texas Technology Partners, L.P., formed in May 2000. Mr. Autem served as the Chief Financial Officer of Luminant from January 1999 until July 1999. Mr. Autem previously served as Senior Vice President and Chief Financial Officer of CS Wireless, Inc., a privately held company that provides wireless video and high speed internet access, from June to July 1998. He also served as a partner of Vision Technology Partners, a private investment company, from March 1997 to June 1998. From July 1996 to December 1996, Mr. Autem served as Chief Financial Officer of Broadcast.com, Inc. From 1992 to 1996, Mr. Autem served as Vice President of Finance, Secretary, Treasurer and Chief Financial Officer of OpenConnect Systems, Inc., a software company. Mr. Autem holds a B.S. in Accounting from Pittsburg State University.

    DAVID A. DEAN has been a Director since December 1999. He is Chairman and Chief Executive Officer of Dean International, Inc., an international public policy consulting agency founded in 1994 and of its subsidiary, Innovative Transportation Strategies. Mr. Dean has been the principal shareholder since 1994 of David A. Dean & Associates, P.C., a public policy administrative regulatory law firm. From 1983 to

1994, Mr. Dean was a shareholder of a Dallas-based law firm, Winstead, Sechrist & Minick, P.C., and served as a member of the firm's Board of Directors, head of the Public Law Section, Chairman of the Business Development Committee, a member of the firm's Advisory Board and Chairman of the firm's PAC Committee. He was also President of Transportation Strategies, Inc., a subsidiary of the firm's consulting group. During 1972 to 1993, Mr. Dean served the State of Texas in several roles. He was General Counsel to both republican Governor William P. Clements, Jr. and his predecessor, democratic Governor Dolph Briscoe, and served as Texas Secretary of State under Governor Clements. Mr. Dean was active in the gubernatorial campaigns for Governor Briscoe and Governor Clements. Mr. Dean received his B.B.A. degree from Southern Methodist University and his Juris Doctor degree from University of Texas at Austin.

    GEORGE C. PLATT has served as President and Chief Executive Officer since September 1999. From 1991 through 1999, Mr. Platt was employed by Intecom, Inc., a Dallas-based provider of multimedia telecommunications products and services. He initially was the CEO of Intecom, Inc., and later also became the President. Prior to his employment with Intecom, Inc., Mr. Platt was an executive with SRX, an entrepreneurial startup company. Before that, he was a Group Vice President at Rolm Corporation through its acquisition by IBM, and prior to that, he was employed by Xerox for fifteen years, where he attained the position of General Manager. Mr. Platt holds a M.B.A. from the University of Chicago and a B.S. degree from Northwestern University.

EXECUTIVE OFFICERS

    The following table contains information as of May 31, 2000 as to the executive officers of ViewCast.


                    NAME                         AGE              OFFICE HELD WITH COMPANY
                    ----                         ---              ------------------------

               George C. Platt                   59       Chief Executive Officer and President

               Laurie L. Latham                  43       Chief Financial Officer and Senior Vice President of
                                                          Finance and Administration

               Harry E. Bruner                   53       Senior Vice President of Sales and Marketing

               David T. Stoner                   43       Vice President of Operations

               Neal S. Page                      41       Vice President of Osprey Products

    MR. PLATT'S information can be found with the above information concerning nominees for director.

    MS. LATHAM has served as Chief Financial Officer and Senior Vice President of Finance and Administration of ViewCast since December 1999. From 1997 until she joined ViewCast, Ms. Latham served as Senior Vice President and Chief Financial Officer of Perivox Corporation, an interactive communications and direct marketing company. From 1994 through 1997, she was the Vice President of Finance and Administration at Axis Media Corporation. Prior to joining Axis Media Corporation, Ms. Latham was a practicing Certified Public Accountant for several accounting firms, including KPMG Peat Marwick, and was a Vice President of Finance and Administration for Medialink International Corporation. Ms. Latham received her B.B.A. from the University of Texas with an emphasis in Accounting and is a Certified Public Accountant.

    MR. BRUNER began serving as Senior Vice President of Sales and Marketing in February 2000. From 1997 until he joined ViewCast, he was the Vice President of Worldwide Sales for Intecom, Inc., a Dallas-based provider of multimedia telecommunications products and services. From 1994 through 1997, he was the President of the Call Center Division of Executone Information Systems, Inc. From 1991 through 1993, Mr. Bruner was the Vice President of Sales for Digital Sound Corporation. From 1989 through 1991, he was Vice President of Sales for North America for Aspect Telecommunications. From 1987 through 1989, he was Director of Sales for Octel Communications. Prior to 1987, Mr. Bruner served in a variety of management positions with Rolm Corporation, including after it was acquired by IBM in 1985. Mr. Bruner earned his B.A. from Loyola College in Baltimore, Maryland.

    MR. STONER joined ViewCast as Vice President of Operations in August 1996. From August 1994 to August 1996, Mr. Stoner was Vice President of Engineering for the Connectworks Division of Connectware, Inc., a wholly owned subsidiary of AMP Inc. From July 1986 to August 1994, Mr. Stoner was employed by Visual Information Technologies, Inc. ("VITec"), a manufacturer of video, imaging, and graphics products, which was purchased by Connectware, Inc. At VITec, Mr. Stoner was responsible for the development of hardware and software products, and served in various positions including Vice President of Engineering. From January 1979 to July 1986, Mr. Stoner served in various engineering positions at Texas Instruments, Inc. Mr. Stoner received his B.S. degree in Electrical Engineering from the University of Kansas.

    MR. PAGE has been Vice President of Osprey Products for ViewCast since January 1995. From October 1994 to December 1994, Mr. Page served as Director of Product Development of ViewCast. From April 1988 to September 1994, Mr. Page was employed by Sun Microsystems, Inc., where he held management positions directing development and strategic relationships for multimedia technology products. Mr. Page developed advanced graphics and imaging products at General Electric from 1984 to 1988 and at Data General from 1983 to 1984. Mr. Page holds B.S. and M.S. degrees in Electrical and Computer Engineering from North Carolina State University.

    There are no family relationships among the directors, executive officers, or other significant employees of ViewCast.

DIRECTOR COMPENSATION

    Directors currently receive no cash compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings. In May 1995, ViewCast adopted a 1995 Director Option Plan (the "Director Plan") under which only outside directors are eligible to receive stock options. The Director Plan provides for the grant of nonstatutory stock options to directors who are not employees of ViewCast. A total of 250,000 shares of Common Stock have been authorized for issuance under the Director Plan. As of March 31, 2000, options to purchase an aggregate of 65,000 shares at exercise prices ranging from $3.125 to $9.000 per share had been granted and are outstanding under the Director Plan and options to purchase an aggregate of 48,016 shares have been previously granted and exercised.

    Each non-employee director who joins the Board after May 1, 1995 will automatically be granted a nonstatutory option to purchase 15,000 shares of Common Stock on the date upon which such person first becomes a director. In addition, each such non-employee director will automatically be granted a nonstatutory option to purchase 10,000 shares of Common Stock upon annual re-election to the Board, provided the director has been a member of the Board for at least six months upon the date of re-election. The exercise price of each option granted under the Director Plan is equal to the fair market value of the Common Stock on the date of grant. Each initial 15,000 share grant vests at the rate of 25% of the option shares upon the first anniversary of the date of grant and one forty-eighth of the option shares per month thereafter, and each annual 10,000 share grant vests at the rate of 25% of the option shares upon the first anniversary of the date of grant and one forty-eighth of the option shares per month thereafter, in each case unless terminated sooner upon termination of the optionee's status as a director or otherwise pursuant to the Director Plan. In the event of a merger of ViewCast with or into another corporation or a consolidation, acquisition of assets or other change in control transaction involving ViewCast, each option becomes exercisable unless assumed or an equivalent option substituted by the successor corporation. Unless terminated sooner, the Director Plan will terminate in 2005. The Director Plan is currently administered by the Board of Directors. The Board has authority to amend or terminate the Director Plan, provided that no such action may impair the rights of any optionee without the optionee's consent.

    In April 1999, Mr. Ardinger was granted an option to purchase 15,000 shares of Common Stock under the 1995 Director Plan, at an exercise price of $9.00 per share. The option vests over a four-year period.

    In July 1999, Mr. Autem was granted an option to purchase 10,000 shares of Common Stock under the 1995 Director Plan, at an exercise price of $7.1405 per share. The option vests over a four-year period. In January 1999, Mr. Autem was granted an option to purchase 15,000 shares of Common Stock under the 1995 Director Plan, at an exercise price of $3.125 per share. The option vests over a four-year period. In

January 1999, Mr. Autem was granted an option to purchase 40,000 shares of Common Stock under the 1995 Option Plan, at an exercise price of $3.625 per share. The option vests over a four-year period.

    In November 1999, Mr. Dean was granted an option to purchase 15,000 shares of Common Stock under the 1995 Director Plan, at an exercise price of $4.5315 per share. The option vests over a four-year period.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors held a total of six meetings during ViewCast's fiscal year ended December 31, 1999. Each Director attended in person or telephonically at least 75% of the meetings held by the Board of Directors and all committees thereof on which he served.

    The Board of Directors has established two standing committees: the Audit and Compensation Committees.

    The Audit Committee, which met one time in 1999, recommends annually to the Board of Directors the appointment of the independent public accountants of ViewCast, discusses and reviews the scope and the fees of the prospective annual audit, reviews the results of the annual audit with ViewCast's independent public accountants, reviews compliance with existing major accounting and financial policies of ViewCast, reviews the adequacy of the financial organization of ViewCast's internal accounting controls and compliance with federal and state laws relating to accounting practices, and reviews and approves transactions, if any, with affiliated parties. Messrs. Ardinger, Autem and Dean are members of the Audit Committee.


    The Compensation Committee, which met one time in 1999, reviews and approves salaries and bonuses for all officers, administers ViewCast's existing stock option plan, and carries out the responsibilities required by the rules of the U.S. Securities and Exchange Commission. Messrs. Ardinger, Dean, and Autem are members of the Compensation Committee.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS NAMED ON THE ENCLOSED PROXY.

                                 PROPOSAL NO. 2

               AMENDMENT OF THE 1995 EMPLOYEE STOCK PURCHASE PLAN

    The Board of Directors of ViewCast has proposed that ViewCast's 1995 Employee Stock Purchase Plan (the "ESPP") be amended to increase the number of shares of Common Stock available under the plan from 250,000 to 500,000. The ESPP is intended to encourage stock ownership by employees of ViewCast, its divisions and subsidiary corporations, so that they may acquire or increase their proprietary interest in ViewCast, and to encourage such employees to remain in the employ of ViewCast and to put forth maximum efforts for the success of the business. The 1995 Employee Stock Purchase Plan provides employees of ViewCast with an opportunity to purchase common stock through accumulated payroll deductions. Under the ESPP, 250,000 shares of Common Stock have been reserved for issuance, subject to certain antidilution adjustments. The ESPP is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code.

    Each offering is for a period of six months ending April 30 and October 31. The ESPP terminates in April 2005. Eligible employees may participate in the ESPP by authorizing payroll deductions during an offering period within a percentage range determined by the Board of Directors. Initially, the amount of authorized payroll deductions is not more than ten percent of an employee's cash compensation during an offering period, and not more than $25,000 per year. Amounts withheld from payroll are applied at the end of each offering period to purchase shares of Common Stock. Participants may withdraw their contributions at any time before stock is purchased, and in the event of withdrawal such contributions will be returned to participants. The purchase price of the Common Stock is equal to eighty-five percent (85%) of the lower of (i) the market price of Common Stock immediately before the beginning of the applicable offering period or (ii) the market price of Common Stock at the end of each offering period. ViewCast pays all expenses incurred in connection with the implementation and administration of the ESPP.

    Generally, the employee does not recognize taxable income, and ViewCast is not entitled to an income tax deduction, on the grant or exercise of an option under the ESPP. If the employee sells the shares acquired upon exercise of his or her option at least one year after the date he or she exercised the option and at least two years after the date the option was granted to him or her, then the discount between the fair market value of the shares on the date of grant and the exercise price will be recognized as ordinary income and the appreciation over the fair market value as of the date of grant will be treated as a capital gain. ViewCast will be entitled to an income tax deduction corresponding to the amount of ordinary income recognized by the employee. If the employee sells the shares acquired upon the exercise of his or her option at any time within one year after the date of exercise of the option, or two years after the date the option was granted, then the employee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value on the date of exercise, over the exercise price of the option. ViewCast may generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the employee.

    The Board of Directors may amend the ESPP at any time but may not, without stockholder approval, adopt any amendment which would materially increase the benefits accruing to participants or materially modify the eligibility requirements. ViewCast also may not, without stockholder approval, adopt any amendment which would increase the maximum number of shares which may be issued under the ESPP unless the increase results from a stock dividend, stock split or other change in the capital stock of ViewCast.

    ViewCast believes that the increase in the number of shares available under the 1995 Employee Stock Purchase Plan is necessary in order to allow ViewCast to be competitive in hiring and retaining qualified operational, financial, technical, marketing, sales and other personnel. Also the investment in ViewCast by its employees under the ESPP provides additional incentive to the employees to increase company performance and support shareholder value.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE 1995 EMPLOYEE STOCK PURCHASE PLAN.

                                 PROPOSAL NO. 3

                AMENDMENT OF THE 1995 EMPLOYEE STOCK OPTION PLAN

    The Board of Directors of ViewCast has proposed that ViewCast's 1995 Employee Stock Option Plan (the "1995 Option Plan") be amended to increase the number of shares available under the plan from 4,900,000 to 5,900,000. The 1995 Option Plan is intended to encourage stock ownership by employees of ViewCast so that they may acquire or increase their proprietary interest in ViewCast, and to encourage such employees and directors to remain in the employ of ViewCast and to put forth maximum efforts for the success of the business. The 1995 Option Plan provides for the grant to employees of ViewCast of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and for the grant to employees and consultants of ViewCast of nonstatutory stock options and stock purchase rights.

    As of May 31, 2000, options to purchase an aggregate of 2,849,064 shares of Common Stock at exercise prices ranging from $1.7656 to $8.75 were outstanding, all representing at least the fair market value of the stock at the time of grant. The 1995 Option Plan may be administered by the Board or a committee approved by the Board in a manner that complies with Rule 16b-3 promulgated under the Securities Act. Currently, the 1995 Option Plan is administered by the Board of Directors, which determines the terms of options and rights granted, exercise price, number of shares subject to the option or right and the exercisability thereof. Options and rights granted under the 1995 Option Plan are not transferable other than by will or the laws of descent or distribution, and each option or right is exercisable during the lifetime of the recipient only by such person. Options that are outstanding under the 1995 Option Plan will remain outstanding until they are exercised or they expire in accordance with the terms of each option. The exercise price of all incentive stock options granted under the 1995 Option Plan must be at least equal to the fair market value of the shares of Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of stock of ViewCast, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the maximum term of the option must not exceed five years. The term of all other options granted under the 1995 Option Plan may not exceed ten years. In the event of certain changes in control of ViewCast, the 1995 Option Plan permits each outstanding option and right to become exercisable in full or assumed or an equivalent option to be substituted by the successor corporation.

    The grant of an option under the 1995 Option Plan will not have any immediate effect on the federal income tax liability of ViewCast or the optionee. If a nonqualified stock option ("NQSO") is granted, then the optionee will recognize ordinary income at the time he or she exercises the NQSO equal to the difference between the fair market value of the Common Stock and the exercise price paid by the optionee, and ViewCast will receive a deduction for the same amount.

    If an optionee is granted an incentive stock option ("ISO"), then the optionee generally will not recognize any taxable income at the time he or she exercises the ISO but will recognize income only at the time he or she sells the Common Stock acquired by exercise of the ISO. The optionee will recognize income equal to the difference between the exercise price paid by the optionee and the amount received for sale of the Common Stock, and such income generally will be eligible for capital gain treatment. ViewCast generally is not entitled to an income tax deduction for the grant of an ISO or as a result of either the optionee's exercise of an ISO or the optionee's sale of the Common Stock acquired through exercise of an ISO. However, if the optionee sells the Common Stock within two years of the date of the grant to him or her of the ISO or within one year of the date of the transfer to him or her of the Common Stock following exercise of the ISO, the option is treated for federal income tax purposes as if it were a NQSO: the income recognized by the optionee will not be eligible for capital gain treatment and ViewCast may be entitled to a federal income tax deduction equal to the amount of income recognized by the optionee.

    The Board of Directors may amend the 1995 Option Plan at any time but may not, without stockholder approval, adopt any amendment which would materially increase the benefits accruing to participants or materially modify the eligibility requirements. ViewCast also may not, without stockholder approval, adopt any amendment which would increase the maximum number of shares which may be issued under the 1995 Option Plan unless the increase results from a stock dividend, stock split or other change in the capital stock of ViewCast.

    ViewCast believes that the increase in the number of shares available under the 1995 Option Plan is necessary in order to allow ViewCast to be competitive in hiring and retaining qualified operational, financial, technical, marketing, sales and other personnel.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE 1995 EMPLOYEE STOCK OPTION PLAN.

                                 PROPOSAL NO. 4

                   RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

    The Board of Directors has appointed the firm of Ernst & Young LLP as ViewCast's independent accountants for 2000. Although action by the shareholders in this matter is not required, the Board of Directors believes that it is appropriate to seek shareholder ratification of this appointment.

    A representative of Ernst & Young LLP is expected to attend the Annual Meeting. The representative will have the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions from shareholders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS FOR YEAR 2000.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth information as of April 30, 2000, based on information obtained from public records and our books and records regarding the persons named below, with respect to the beneficial ownership of shares of our Common Stock by (i) each person or a group known by us to be the owner of more than five percent (5%) of the outstanding shares of our Common Stock, (ii) each director, (iii) each executive officer and (iv) all officers and directors as a group.


                                                  AMOUNT AND NATURE             PERCENTAGE OF
               NAME AND ADDRESS                         OF                    OUTSTANDING SHARES
              OF BENEFICIAL OWNER               BENEFICIAL OWNERSHIP            OWNED(1)(2)
              -------------------               --------------------          ------------------



       H.T. ARDINGER, JR.....................      2,870,923(3)                        15.2
       9040 Governors Row
       Dallas, TX 75247

       M. DOUGLAS ADKINS.....................      1,229,769(4)                         6.5
       1601 Elm Street
       Dallas, TX 75021

       ROBERT MOODY, JR......................        972,251(5)                         5.1
       601 Moody National Bank Bldg.
       Galveston, TX 77550

       GEORGE C. PLATT.......................          2,500                              *
       2665 Villa Creek Drive, Suite 200
       Dallas, TX 75234

       LAURIE L. LATHAM......................             --                              *
       2665 Villa Creek Drive, Suite 200
       Dallas, TX 75234

       HARRY E. BRUNER.......................             --                              *
       2665 Villa Creek Drive, Suite 200
       Dallas, TX 75234

       NEAL S. PAGE..........................        151,112(6)                           *
       2665 Villa Creek Drive, Suite 200
       Dallas, TX 75234

       DAVID T. STONER.......................         80,958(7)                           *
       2665 Villa Creek Drive, Suite 200
       Dallas, TX 75234

       JOSEPH AUTEM..........................         19,478(8)                           *
       2665 Villa Creek Drive, Suite 200
       Dallas, TX 75234

       DAVID DEAN............................             --                              *
       8080 Park Lane, Suite 600
       Dallas, TX 75231

       All executive officers and............      4,071,426(3),(6),(7),(8)            16.6
       directors as a group
       (eight (8) persons)


----------

*   Less than one percent (1%)



(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from April 30, 2000 upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from April 30, 2000 have been exercised. Unless otherwise indicated, to our knowledge all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2) Based on a total of 15,540,630 shares issued and outstanding as of April 30, 2000 plus, for each person listed, any Common Stock that person has the right to acquire as of June 30, 2000 pursuant to options, warrants, conversion privileges, etc.

(3) Includes (i) 134,334 shares owned by Mr. Ardinger's wife, (ii) 22,000 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants at $4.50 per share, (iii) 773,280 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants at $4.19 per share and (iv) 1,103,448 shares of Common Stock reserved for issuance upon the conversion of $4,000,000 of Series B Convertible Preferred Stock to Common Stock at $3.625 per share and (v) 4,374 shares issuable at $9.00 per share issued under the 1995 Directors Option Plan.

(4) Includes (i) 10,000 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants at $4.50 per share, (ii) 243,439 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants at $4.19 per share and (iii) 551,724 shares of Common Stock reserved for issuance upon the conversion of $2,000,000 of Series B Convertible Preferred Stock to Common Stock at $3.625 per share.

(5) Includes 250,000 shares beneficially owned by Moody Insurance Group, Inc., of which Mr. Moody is Chairman, President and the sole stockholder.

(6) Includes (i) 80,000 shares issuable at $3.00 per share upon the exercise of options issued under the 1994 Option Plan and (ii) 43,666 shares issuable at $3.00 per share upon the exercise of options issued under the 1995 Option Plan, (iii) 13,000 shares issuable at $4.625 per share upon the exercise of options issued under the 1995 Option Plan and (iv) 12,250 shares issuable at $2.0625 upon exercise of options issued under the 1995 Option Plan.

(7) Includes (i) 76,667 shares of issuable at $4.00 per share upon exercise of options granted under the 1995 Option Plan and (ii) 1,750 shares issuable at $2.0625 upon exercise of options issued under the 1995 Option Plan.

(8) Includes (i) 5,312 shares issuable at $3.1250 per share upon the exercise of options issued under the 1995 Directors Option Plan and (ii) 14,166 shares issuable at $3.6250 per share upon the exercise of options issued under the 1995 Option Plan.

                             EXECUTIVE COMPENSATION


                           SUMMARY COMPENSATION TABLE

    The following table sets forth information concerning compensation paid by ViewCast to the Chief Executive Officer and to all other executive officers of ViewCast whose total salary and bonus exceeded $100,000 for the year ended December 31, 1999.


                                         SUMMARY COMPENSATION TABLE
                                                                                                 LONG TERM
                                                            ANNUAL            ANNUAL            COMPENSATION
                                                         COMPENSATION      COMPENSATION            OPTIONS
       PRINCIPAL POSITION           FISCAL YEAR             SALARY             BONUS             (IN SHARES)
       ------------------           -----------          ------------      ------------         ------------

George C. Platt                         1999               $ 70,000(1)        $      --             400,000
  Chief Executive Officer
  And President

William D. Jobe                         1999                147,000(2)               --                  --

  Chief Executive Officer
  And President

Glenn A. Norem(3)                      1999                 87,500             127,781                  --
  Chief Executive Officer               1998                182,292                  --              50,000
                                        1997                161,042                  --             160,000

Neal S. Page                            1999                119,994                  --              15,000
  Vice President of                     1998                114,990              25,783              35,000
  Osprey Products                       1997                112,490              10,000              20,000

David T. Stoner                         1999                120,000              20,146              15,000
  Vice President of                     1998                120,000                  --               5,000
  Operations                            1997                120,000                  --                  --


----------

(1)  Mr. Platt assumed his duties with ViewCast in September 1999.

(2) Represents Mr. Jobe's consulting fees. He assumed his duties as acting Chief Executive Officer and President with ViewCast in February 1999 under a consulting arrangement and continued until July 12, 1999.

(3) Mr. Norem resigned from his employment with ViewCast in January 1999 and continued after that date as a Director with the Company.

    The following table provides information concerning options granted to the named executive officers of ViewCast in 1999.


                                      OPTION GRANTS IN LAST FISCAL YEAR

                                                                                           POTENTIAL REALIZABLE
                                                                                             VALUE AT ASSUMED
                                          PERCENT OF                                           ANNUAL RATES
                                         TOTAL OPTIONS                                        OF STOCK PRICE
                                          GRANTED TO       EXERCISE                            APPRECIATION
                             OPTIONS     EMPLOYEES IN        PRICE      EXPIRATION            FOR OPTION TERM
          NAME               GRANTED      FISCAL YEAR      ($/SHARE)       DATE              5%            10%
          ----               -------      -----------      ---------    ----------       ----------    -----------

George C. Platt(1)........   400,000          44.0           7.0940        9/17/09       $1,784,551    $4,522,404
William D. Jobe...........        --            --               --             --
Glenn A. Norem............        --            --               --             --
Neal S. Page(2)...........    15,000           1.6           5.5005       12/21/09           51,889       131,496
David T. Stoner(2)........    15,000           1.6           5.5005       12/21/09           51,889       131,496

----------

(1) Mr. Platt's options consist of five separate option grants that become exercisable or vest as follows provided Mr. Platt is employed by ViewCast as of the applicable vesting date:

     (i)    an option for 50,000 shares that vests as of September 17, 2000;

     (ii) an option for 50,000 shares that vests in equal installments of 4,166 shares per month beginning in October, 2000;

     (iii) an option for 50,000 shares that vests immediately on the date following three consecutive calendar quarters of profitability as defined under generally accepted accounting principles;

     (iv) an option for 50,000 shares, of which 16,666 shares of such option vest when the average closing price of Common Stock, for a twenty out of thirty consecutive trading day period, has doubled in price from the exercise price of the option, and of which 33,334 shares of such option vest in equal installments of 1,388 share per month thereafter;

     (v) an option for 50,000 shares, of which 16,666 shares of such option vest when the average closing price of Common Stock, for a twenty out of thirty consecutive trading day period, has tripled in price from the exercise price of the option, and of which 33,334 shares of such option vest in equal installment of 1,388 shares per month thereafter.

      In addition, all of the 400,000 options granted to Mr. Platt immediately vest upon a change of control in ViewCast.

(2) All other options granted during 1999 to the named executives vest over sixty months, of which 1/5th vests after twelve months and the remainder vests in equal installments over the remaining forty-eight months.

YEAR-END OPTION VALUES

    The following table sets forth certain information as of December 31, 1999 concerning the value of unexercised options held by the officers named in the Summary Compensation Table above.


                                             FISCAL YEAR-END OPTION VALUES

                                           NUMBER OF SHARES                    VALUE OF UNEXERCISED
                                        UNDERLYING UNEXERCISED                 IN-THE MONEY OPTIONS
                                     OPTIONS AT DECEMBER 31, 1999             AT DECEMBER 31, 1999(1)
                                  --------------------------------         ------------------------------
             NAME                 EXERCISABLE        UNEXERCISABLE         EXERCISABLE      UNEXERCISABLE
             ----                 -----------        -------------         -----------      -------------

George C. Platt...........              --              400,000            $       --         $     --
William D. Jobe...........              --                   --                    --               --
Glenn A. Norem............         227,766               10,000               192,776               --
Neal S. Page..............         138,416               61,584               171,487           72,773
David T. Stoner...........          67,917               52,803                21,541           17,704

----------

(1) Represents the difference between the exercise price of the outstanding options and the fair market value of the Common Stock on December 31, 1999 of $4.2815 per share.

EMPLOYMENT AGREEMENTS

    ViewCast has entered into an employment agreement with Mr. Platt. His employment agreement is in effect through March 2001, with automatic one-year renewals unless ViewCast or Mr. Platt elects in advance not to renew the agreement. The employment agreement provides (i) for annual base compensation of $240,000; (ii) that he is eligible to receive bonuses if the Board of Directors so elects; (iii) for stock options to purchase 400,000 shares of Common Stock pursuant to the 1995 Stock Option Plan; and (iv) for an eighteen (18) month non-compete period if Mr. Platt is terminated by ViewCast.

    Under the employment agreement, Mr. Platt will be entitled to the continuation of his salary for the greater of six months or the remaining term of his employment agreement if his employment is terminated by ViewCast without cause. These same severance benefits are payable in the event Mr. Platt resigns because of a significant change in the nature and scope of his authority, powers, functions, benefits or duties. In the event Mr. Platt's employment is terminated by ViewCast following a change in control, he will be entitled to the continuation of his salary for six months.

    ViewCast entered into a five-year employment agreement with Glenn A. Norem, effective February 7, 1994, which provided for his employment as Chief Executive Officer. This agreement was terminated effective February 6, 1999, upon his resignation from ViewCast. A separation agreement, dated January 15, 1999, provided for a continuation of Mr. Norem's annual base compensation of $175,000 through June 30, 1999, the payment to Mr. Norem of all notes, interest, expenses and accrued compensation ($90,082) within seven days of the date of the agreement, the vesting of all stock options owned by Mr. Norem and the removal of all restrictive legends from all Company securities owned by Mr. Norem to the extent permitted by applicable Federal and State securities laws. The agreement also included a non-compete, non-solicitation and non-circumvention agreement with ViewCast until June 30, 1999. Mr. Norem also agreed to stand for re-election to ViewCast's Board of Directors. In addition, Mr. Norem agreed to provide consulting services to ViewCast through October 15, 1999 which was subsequently extended through June 30, 2000.

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Report and the Performance Graph shall not be incorporated by reference into any such filings.

                          COMPENSATION COMMITTEE REPORT

    The following is a report of the Compensation Committee of the Board of Directors (the "Compensation Committee") describing the compensation policies applicable to the Company's executive officers during the year ended December 31, 1999. The Compensation Committee recommends to the Board of Directors the salaries, incentives and other forms of compensation for directors, officers and other employees of the Company, administers the Company's various incentive compensation and benefit plans (including stock plans) and recommends policies relating to such incentive compensation and benefit plans. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

    The Company's executive officer compensation policies are formulated to attract, motivate and retain senior management by providing competitive, performance-based compensation that aligns the financial interests of the executive with those of the Company's shareholders and is commensurate with the Company's financial resources. The compensation practices of other comparable technology companies within and outside the local region are considered in establishing the overall components and level of the compensation package, however it has not been policy to set compensation levels based on a predetermined institutional peer group. Executive officer compensation consists of a combination of cash compensation, consisting of a base salary and discretionary bonus payments, stock-based incentives in the form of options to purchase the Company's Common Stock and participation in the Company's fringe benefits. The Company currently does not contribute to any retirement plan on behalf of its employees or executive officers.

    The base salaries for 1999 of all executive officers, including the CEO, were set at levels determined, in the subjective judgment of the Compensation Committee, to be commensurate with the customary duties and responsibilities of each executive officer and to correspond approximately with similar job responsibilities at comparable companies. Discretionary bonus payments were utilized to maintain competitive compensation levels and to reflect performance. Fringe benefit programs are designed to provide for the health and long-term financial needs of the executives and their families and include life, disability and group health insurance. The Company's Employee Stock Purchase Plan provides an additional incentive for executives and employees to purchase shares of Common Stock in the Company at a discount to market by investing through an aftertax payroll withholding plan

    The Company's 1995 Employee Stock Option Plan provides stock options to officers and employees to purchase shares of the Company's Common Stock at an exercise price equal to the fair market value of such stock on the date of grant. Generally the Company's stock options vest over a period of five years or based on a defined set of performance objectives. Stock options are granted to the Company's employees and executive officers both as a reward for past individual and corporate performance and as an incentive for future performance. The Compensation Committee believes stock-based performance compensation packages are crucial in bringing the interests of management and the stockholders into alignment in increasing the value of the Company's equity.

                                            Submitted by the Compensation
                                            Committee of ViewCast.com, Inc.

                                            H. T. Ardinger
                                            Joseph Autem
                                            David A. Dean

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee during 1999 was composed of Messrs. Ardinger, Autem and Dean. None of the members of the Compensation Committee were officers or employees of ViewCast or its subsidiaries during 1999 or prior years.

    None of the executive officers of ViewCast served as a member of the board of directors or as a member of the compensation committee or similar board committee of another entity during 1999, which entity had an executive officer serving on the Board of ViewCast or its Compensation Committee. Consequently, there are no interlocking relationships that might affect the determination of the compensation of executive officers of ViewCast.

    Mr. Ardinger has entered into certain business transactions with ViewCast which are described under the caption "Certain Transactions."

                                PERFORMANCE GRAPH

    The following graph reflects the cumulative total stockholder return for the Company's Common Stock, from February 4, 1997 (the date on which the Company's stock was first registered under Section 12 of the Securities Exchange Act of
1934) to December 31, 1999, compared to the cumulative return over such period of (i) the U.S. Index for the Nasdaq National Market and (ii) the MG Industry Group Index #842 - Telecommunications Processing Systems and Services, which is a peer group index for publicly traded institutions on Nasdaq. The graph assumes that $100 was invested on February 4, 1997 in the Common Stock of the Company and in each of the comparative indices. The Company has never paid dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance or trends.



                         COMPARE CUMULATIVE TOTAL RETURN
                           AMONG VIEWCAST.COM, INC.,
                     NASDAQ MARKET INDEX AND MG GROUP INDEX



                          2/04/97     12/31/97    12/31/98    12/31/99

VIEWCAST.COM, INC.         100.00       82.05       56.41        91.99
MG GROUP INDEX             100.00      129.42      231.24       438.00
NASDAQ MARKET INDEX        100.00      114.34      161.27       284.43


                     ASSUMES $100 INVESTED ON FEB. 4, 1997
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 1999


                              CERTAIN TRANSACTIONS

     During 1998 and 1999, the Company paid consulting fees of $48,000 and $147,000, respectively to William D. Jobe, its Chairman and acting Chief Executive Officer of the Company.

     During 1998 and 1999, the Company repaid to Glenn A. Norem, director and former Chief Executive Officer of the Company, $311,243 principal balance of 15% secured and demand notes together with interest totaling $34,160.

     In October 1998, the Company entered into a working capital line of credit facility for up to $9 million with an entity controlled by one of its principal shareholders, H.T. Ardinger, Jr. Mr. Ardinger has also served as Chairman of the Board of the Company since April of 1999. This one year, renewable facility, which contains terms more favorable than the Company's prior facility, bears interest at 12% per annum and is secured by all assets of the Company. The availability of funds under this facility is subject to certain borrowing base limitations based principally on qualifying accounts receivable and inventory. A portion of the proceeds from this facility was used to retire the Texas commercial bank line of credit. As an incentive to advance the line of credit, Mr. Ardinger was issued 200,000 three-year warrants to purchase Company stock at $4.50 per share. The value of the warrants of $1.33 per share, as determined using the Black-Sholes option valuation model, is being charged to interest expense over the term of the note. During 1999, the Company paid interest of $389,943 and repaid principal of $1,278,686 on the credit facility.

    In December 1998 through February 1999, the Company received $9.45 million in gross proceeds from the sale of 945,000 shares of a newly created Series B convertible preferred stock at $10 per share. H.T. Ardinger, Jr. and entities controlled by M. Douglas Adkins, both principal shareholders of the Company, purchased $4,000,000 each of the Series B preferred stock. The Series B preferred stock is convertible into common stock of the Company at a fixed price of $3.625 per share, subject to certain requirements, and carries a dividend of 8% per year payable in cash or common stock of the Company, at the Company's option.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, an amended, requires ViewCast's officers, directors and persons who beneficially own more than 10% of a registered class of ViewCast's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by the regulation to furnish ViewCast with copies of the Section 16(a) forms that they file.

         To ViewCast's knowledge, based solely on review of the copies of such reports furnished to ViewCast, and written representations that no other reports were required during the year ended December 31, 1999, all Section 16(a) filing requirements applicable to ViewCast's officers, directors and greater than 10% beneficial owners were complied with, with the exception of Glenn A. Norem, Director of ViewCast, who failed to timely file a Form 5. Mr. Norem is now current in his Section 16(a) filings.

                              SHAREHOLDER PROPOSALS

    Proposals of Shareholders of ViewCast that are intended to be presented at ViewCast's 2000 Annual Meeting of Shareholders must be received by ViewCast no later than March 2, 2000 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                  ANNUAL REPORT

    A copy of ViewCast's Annual Report on Form 10-KSB for the year ended December 31, 1999, including the financial statements and notes thereto is being mailed to the shareholders of record along with this Proxy Statement. The Annual Report on Form 10-KSB is not incorporated by reference in this Proxy Statement and is not considered to be part of the proxy material.

                                  OTHER MATTERS

    The Board of Directors knows of no other business matters to be acted upon at the Annual Meeting other than those referred to in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

                                             By Order of the Board of Directors



                                             Frederick B. Cowen
                                             Secretary

Date: June 30, 2000

                               VIEWCAST.COM, INC.
                       2665 VILLA CREEK DRIVE, SUITE 200
                                DALLAS, TX 75234

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints H.T. Ardinger, Jr. and George C. Platt, and each of them, agents with full power of substitution, to vote as proxy all the shares of Common Stock of ViewCast.com, Inc. held of record by the undersigned on June 16, 2000, at the Annual Meeting of Stockholders of ViewCast.com, Inc. to be held on August 4, 2000, and at any adjournment or postponement thereof, in the manner indicated on the reverse hereof and in their discretion on such other matter\s as may properly come before said meeting or any adjournments thereof.

      The Proxy will be voted as directed, or if no direction is indicated, will be voted FORall nominees listed below for election as directors, FORProposal 2, FORProposal 3 and FORProposal 4. The Board of Directors recommends a vote FORProposals 1, 2, 3 and 4.

1.    ELECTION OF DIRECTORS:

      Nominees: H.T. Ardinger, Jr., Joseph Autem, George C. Platt and David A. Dean

      [ ]   VOTE FOR all nominees above, except as to the following nominees
            (if any):
                      ----------------------------------------------------------

      [ ]   VOTE WITHHELD from all nominees

2.    Approval of an amendment to the 1995 Employee Stock Purchase Plan.

              [ ] FOR             [ ] Against        [ ] Abstain

                              (continued on back)

********************************************************************************

                             (continued from front)

3.    Approval of an amendment to the 1995 Employee Stock Option Plan.

              [ ] FOR             [ ] Against        [ ] Abstain

4. Ratification of the appointment of Ernst & Young, LLP as independent auditors.

              [ ] FOR             [ ] Against        [ ] Abstain

                                     Dated                               2000
                                          ------------------------------,

                                     -------------------------------------------
                                         Signature

                                     ------------------------------------------
                                        Signature (if held jointly)
                                        When signing as Executor, Administrator,
                                        Trustee or the like, please give full
                                        title.